Exhibit 99.1

The Manitowoc Company Reports Fourth-Quarter and Full-Year 2023 Financial Results and Full-Year 2024 Guidance

Fourth-Quarter 2023 Highlights

•
Net sales of $595.8 million
•
Adjusted EBITDA(1) of $36.5 million, margin percentage of 6.1%
•
Net cash provided by operating activities of $39.8 million, free cash flows(1) of $22.3 million

Full-Year 2023 Highlights

•
Net sales of $2,227.8 million
•
Adjusted EBITDA(1) of $175.3 million, margin percentage of 7.9%
•
Diluted net income per share of $1.09, $1.52 on an adjusted basis(1)
•
Adjusted return on invested capital(1) of 11.2%

MILWAUKEE, Wis. - The Manitowoc Company, Inc. (NYSE: MTW) (the “Company” or “Manitowoc”) today reported a fourth-quarter net loss of $7.9 million, or $0.23 per diluted share. Fourth-quarter adjusted net income(1) was $3.4 million or $0.09 per diluted share.

Net sales in the fourth quarter decreased 4.2% year-over-year to $595.8 million and were favorably impacted by $9.0 million from changes in foreign currency exchange rates. Fourth-quarter adjusted EBITDA(1) was $36.5 million, a decrease of 29.1% year-over-year. Fourth-quarter net cash provided by operating activities were $39.8 million and fourth-quarter free cash flows(1) were $22.3 million, a decrease of $40.4 million and $27.9 million from the prior year, respectively.

Fourth-quarter orders were $475.7 million, a 32.8% decrease from the prior year. Orders were favorably impacted by $9.3 million from changes in foreign currency exchange rates. Backlog ended the fourth quarter at $917.2 million and was favorably impacted by $9.4 million from changes in foreign currency exchange rates.

Full-year 2023 net sales increased 9.6% year-over-year to $2,227.8 million and were favorably impacted by $15.5 million from changes in foreign currency exchange rates. Full-year 2023 adjusted net income(1) was $54.5 million, or $1.52 per diluted share, an increase of $16.7 million or $0.46 per diluted share from the prior year.

“I am pleased with the overall performance in 2023 where we delivered strong financial results and continued to execute on our CRANES+50 strategy. We increased our adjusted EBITDA 22.5% year-over-year, and we grew our non-new machine sales 12.4%,” commented Aaron H. Ravenscroft, President and Chief Executive Officer of The Manitowoc Company, Inc.

“We enter 2024 with a strong backlog and expect global demand for mobile cranes to remain strong. We also anticipate the European tower crane market to remain challenging, which is reflected in our full year outlook,” concluded Ravenscroft.

Our full-year 2024 guidance is as follows:

•
Net sales - $2.275 billion to $2.375 billion
•
Adjusted EBITDA - $150 million to $180 million
•
Depreciation and amortization - $63 million to $67 million
•
Interest expense - $32 million to $34 million
•
Provision for income taxes - $18 million to $22 million
•
Adjusted diluted earnings per share - $0.95 to $1.55
•
Capital expenditures - $60 million of which approximately $25 million is for rental fleet growth
•
Free cash flows - $30 million to $60 million

Investor Conference Call

The Manitowoc Company will host a conference call for security analysts and institutional investors to discuss its fourth-quarter and full-year 2023 earnings results on Thursday, February 15, 2024, at 10:00 a.m. ET (9:00 a.m. CT). A live audio webcast of the call, along with the related presentation, will be available via webcast on the Manitowoc website at http://ir.manitowoc.com in the "Events & Presentations" section. A replay of the conference call will also be available at the same location on the website.

About The Manitowoc Company, Inc.

The Manitowoc Company was founded in 1902 and has over a 120-year tradition of providing high-quality, customer-focused products and aftermarket support services to its markets. Manitowoc is one of the world's leading providers of engineered lifting solutions. Manitowoc, through its wholly owned subsidiaries, designs, manufactures, markets, distributes, and supports comprehensive product lines of mobile hydraulic cranes, lattice-boom crawler cranes, boom trucks, and tower cranes under the Aspen Equipment, Grove, Manitowoc, MGX Equipment Services, National Crane, Potain, and Shuttlelift brand names.

Footnote

(1)Adjusted net income, adjusted diluted net income per share (“Adjusted DEPS”), EBITDA, adjusted EBITDA, adjusted operating income, adjusted return on invested capital (“Adjusted ROIC”), and free cash flows are financial measures that are not in accordance with U.S. GAAP. For definitions and a reconciliation to the most comparable U.S. GAAP numbers, please see the schedule of “Non-GAAP Financial Measures” at the end of this press release.

Forward-looking Statements

This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of the Company and are subject to uncertainty and changes in circumstances. Forward-looking statements include, without limitation, statements typically containing words such as “intends,” “expects,” “anticipates,” “targets,” “estimates,” and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results and developments to differ materially include, among others:

•
Macroeconomic conditions, including inflation, high interest rates and recessionary concerns, as well as continuing global supply chain constraints, labor constraints, logistics constraints and cost pressures such as changes in raw material and commodity costs, have had, and may continue to have, a negative impact on Manitowoc’s business, financial condition, cash flows, and results of operations (including future uncertain impacts);
•
actions of competitors;
•
changes in economic or industry conditions generally or in the markets served by Manitowoc;
•
geopolitical events, including the ongoing conflicts in Ukraine and in the Middle East, other political and economic conditions and risks and other geographic factors, has had and may continue to lead to market disruptions, including volatility in commodity prices (including oil and gas), raw material and component costs, energy prices, inflation, consumer behavior, supply chain, and credit and capital markets, and could result in the impairment of assets;
•
changes in customer demand, including changes in global demand for high-capacity lifting equipment, changes in demand for lifting equipment in emerging economies and changes in demand for used lifting equipment including changes in government approval and funding of projects;
•
failure to comply with regulatory requirements related to the products and aftermarket services the Company sells;
•
the ability to capitalize on key strategic opportunities and the ability to implement Manitowoc’s long-term initiatives;
•
impairment of goodwill and/or intangible assets;
•
changes in revenues, margins and costs;
•
the ability to increase operational efficiencies across Manitowoc and to capitalize on those efficiencies;
•
the ability to generate cash and manage working capital consistent with Manitowoc’s stated goals;
•
work stoppages, labor negotiations, labor rates and labor costs;
•
risks and factors detailed in Manitowoc's 2022 Annual Report on Form 10-K, its to be filed 2023 Annual Report on From 10-K and its other filings with the United States Securities and Exchange Commission.

Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements only speak as of the date on which they are made. Information on the potential factors that could affect the Company's actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal years ended December 31, 2023 and 2022.

THE MANITOWOC COMPANY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share and share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net sales	$595.8	$621.6	$2,227.8	$2,032.5
Cost of sales	496.7	505.1	1,802.6	1,668.0
Gross profit	99.1	116.5	425.2	364.5
Operating costs and expenses:
Engineering, selling and administrative expenses	88.2	79.4	328.3	281.0
Asset impairment expense	—	171.9	—	171.9
Amortization of intangible assets	0.8	0.7	3.2	3.1
Restructuring expense	0.3	1.0	1.3	1.5
Total operating costs and expenses	89.3	253.0	332.8	457.5
Operating income (loss)	9.8	(136.5)	92.4	(93.0)
Other income (expense):
Interest expense	(8.4)	(8.3)	(33.9)	(31.6)
Amortization of deferred financing fees	(0.3)	(0.4)	(1.3)	(1.4)
Other income (expense) - net	(3.0)	5.4	(13.0)	5.8
Total other expense	(11.7)	(3.3)	(48.2)	(27.2)
Income (loss) before income taxes	(1.9)	(139.8)	44.2	(120.2)
Provision for income taxes	6.0	4.3	5.0	3.4
Net income (loss)	$(7.9)	$(144.1)	$39.2	$(123.6)

Per Share Data
Basic income (loss) per common share	$(0.23)	$(4.10)	$1.12	$(3.51)

Diluted income (loss) per common share	$(0.23)	$(4.10)	$1.09	$(3.51)

Weighted average shares outstanding - Basic	35,090,259	35,140,166	35,093,963	35,184,336
Weighted average shares outstanding - Diluted	35,090,259	35,140,166	35,962,778	35,184,336

THE MANITOWOC COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

(In millions, except par value and share amounts)

	As of December 31,	As of December 31,
	2023	2022
Assets
Current Assets:
Cash and cash equivalents	$34.4	$64.4
Accounts receivable, less allowances of $6.1 and $5.3, respectively	278.8	266.3
Inventories — net	666.5	611.9
Notes receivable — net	6.7	10.6
Other current assets	46.6	45.3
Total current assets	1,033.0	998.5
Property, plant and equipment — net	366.1	335.3
Operating lease right-of-use assets	59.7	45.2
Goodwill	79.6	80.1
Other intangible assets — net	125.6	126.7
Other non-current assets	42.7	29.7
Total assets	$1,706.7	$1,615.5
Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable and accrued expenses	$457.4	$446.4
Short-term borrowings and current portion of long-term debt	13.4	6.1
Product warranties	47.1	48.8
Customer advances	19.2	21.9
Other liabilities	26.2	24.6
Total current liabilities	563.3	547.8
Non-Current Liabilities:
Long-term debt	358.7	379.5
Operating lease liabilities	47.2	34.3
Deferred income taxes	7.5	4.9
Pension obligations	55.8	51.7
Postretirement health and other benefit obligations	5.6	8.2
Long-term deferred revenue	24.1	15.6
Other non-current liabilities	41.2	35.7
Total non-current liabilities	540.1	529.9
Total stockholders' equity:
Preferred stock (3,500,000 shares authorized of $.01 par value; none outstanding)	—	—
Common stock (75,000,000 shares authorized, 40,793,983 shares issued, 35,094,993 and 35,085,008 shares outstanding, respectively)	0.4	0.4
Additional paid-in capital	613.1	606.7
Accumulated other comprehensive loss	(86.4)	(107.9)
Retained earnings	143.5	104.3
Treasury stock, at cost (5,698,990 and 5,708,975 shares, respectively)	(67.3)	(65.7)
Total stockholders’ equity	603.3	537.8
Total liabilities and stockholders' equity	$1,706.7	$1,615.5

THE MANITOWOC COMPANY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Cash Flows From Operating Activities:
Net income (loss)	$(7.9)	$(144.1)	$39.2	$(123.6)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Asset impairment expense	—	171.9	—	171.9
Depreciation expense	14.8	14.4	56.6	60.6
Amortization of intangible assets	0.8	0.7	3.2	3.1
Stock-based compensation expense	3.7	2.9	11.5	8.5
Amortization of deferred financing fees	0.3	0.4	1.3	1.4
Gain on sale of property, plant and equipment	—	—	—	(0.9)
Net unrealized foreign currency transaction gains	(3.8)	(6.8)	(4.5)	(3.2)
Income tax provision (benefit) from change in reserve of uncertain tax positions	(0.2)	0.7	—	(11.0)
Deferred income tax - net	8.0	3.5	(6.0)	4.4
Loss on foreign currency translation adjustments	—	—	9.3	—
Other	—	—	—	0.9
Changes in operating assets and liabilities
Accounts receivable	(20.8)	(47.1)	(9.3)	(36.4)
Inventories	67.6	94.1	(46.7)	(42.0)
Notes receivable	(0.1)	1.2	5.7	8.3
Other assets	(11.1)	6.4	(5.2)	5.8
Accounts payable	(13.6)	0.6	(28.5)	40.4
Accrued expenses and other liabilities	2.1	(18.6)	36.4	(11.3)
Net cash provided by operating activities	39.8	80.2	63.0	76.9
Cash Flows From Investing Activities:
Capital expenditures	(17.5)	(30.0)	(77.4)	(61.8)
Proceeds from sale of property, plant and equipment	0.3	—	5.6	1.5
Acquisition of business	—	—	—	2.3
Net cash used for investing activities	(17.2)	(30.0)	(71.8)	(58.0)
Cash Flows From Financing Activities:
Payments on revolving credit facility - net	—	(24.0)	—	(20.0)
Payments on revolving credit facility	(10.0)	—	(20.0)	—
Proceeds from (payments on) other debt - net	(18.8)	(1.1)	3.8	(5.1)
Debt issuance costs	—	—	—	(1.9)
Exercises of stock options	—	—	0.3	0.1
Common stock repurchases	—	(1.1)	(5.5)	(3.0)
Net cash used for financing activities	(28.8)	(26.2)	(21.4)	(29.9)
Effect of exchange rate changes on cash and cash equivalents	0.6	(2.2)	0.2	—
Net increase (decrease) in cash and cash equivalents	(5.6)	21.8	(30.0)	(11.0)
Cash and cash equivalents at beginning of period	40.0	42.6	64.4	75.4
Cash and cash equivalents at end of period	$34.4	$64.4	$34.4	$64.4

Non-GAAP Financial Measures

Adjusted net income, Adjusted DEPS, EBITDA, adjusted EBITDA, adjusted operating income, Adjusted ROIC, and free cash flows are financial measures that are not in accordance with U.S. GAAP. Manitowoc believes these non-GAAP financial measures provide important supplemental information to both management and investors regarding financial and business trends used in assessing its results. Manitowoc believes excluding specified items provides a more meaningful comparison to the corresponding reporting periods and internal budgets and forecasts, assists investors in performing analysis that is consistent with financial models developed by investors and research analysts, provides management with a more relevant measure of operating performance, and is more useful in assessing management performance.

Adjusted Net Income and Adjusted DEPS

The Company defines adjusted net income as net income (loss) plus the addback or subtraction of restructuring and certain other non-recurring items. Adjusted DEPS is defined as adjusted net income divided by diluted weighted average shares outstanding. Diluted weighted average common shares outstanding are adjusted for the effect of dilutive stock awards when there is net income on an adjusted basis, as applicable. The reconciliation of net income (loss) and diluted net income (loss) per share to adjusted net income and Adjusted DEPS for the three months ended and year ended December 31, 2023 and 2022 are summarized as follows. All dollar amounts are in millions, except per share data and share amounts.

	Three Months Ended December 31,
	2023			2022
	As Reported	Adjustments	Adjusted	As Reported	Adjustments	Adjusted
Gross profit	$99.1	$—	$99.1	$116.5	$—	$116.5
Engineering, selling and administrative expenses (1)	(88.2)	10.8	(77.4)	(79.4)	—	(79.4)
Asset impairment expense (2)	—	—	—	(171.9)	171.9	—
Amortization of intangible assets	(0.8)	—	(0.8)	(0.7)	—	(0.7)
Restructuring expense (3)	(0.3)	0.3	—	(1.0)	1.0	—
Operating income (loss)	9.8	11.1	20.9	(136.5)	172.9	36.4
Interest expense	(8.4)	—	(8.4)	(8.3)	—	(8.3)
Amortization of deferred financing fees	(0.3)	—	(0.3)	(0.4)	—	(0.4)
Other income (expense) - net	(3.0)	—	(3.0)	5.4	—	5.4
Income (loss) before income taxes	(1.9)	11.1	9.2	(139.8)	172.9	33.1
Provision for income taxes (4)	(6.0)	0.2	(5.8)	(4.3)	(2.8)	(7.1)
Net income (loss)	$(7.9)	$11.3	$3.4	$(144.1)	$170.1	$26.0

Diluted weighted average common shares outstanding	35,090,259		35,855,427	35,140,166		35,361,029

Diluted income (loss) per common share	$(0.23)		$0.09	$(4.10)		$0.74

(1)
The adjustment in 2023 represents $10.4 million of costs associated with a legal matter with the U.S. EPA and $0.4 million of one-time costs.
(2)
The adjustment in 2022 represents $171.9 million of non-cash asset impairment charges.
(3)
The adjustments in 2023 and 2022 represent the addback of restructuring expense.
(4)
The adjustment in 2023 represents the net income tax impact of items (1) and (3) and the addback of a $0.3 million income tax provision from the true-up of the previous release of a valuation allowance. The adjustment in 2022 represents the net income tax impact of items (2) and (3) and the removal of a $1.1 million income tax benefit from the partial release of a valuation allowance.

	Year Ended December 31,
	2023			2022
	As Reported	Adjustments	Adjusted	As Reported	Adjustments	Adjusted
Gross profit (1)	$425.2	$—	$425.2	$364.5	$3.3	$367.8
Engineering, selling and administrative expenses (2)	(328.3)	21.8	(306.5)	(281.0)	(4.3)	(285.3)
Asset impairment expense (3)	—	—	—	(171.9)	171.9	—
Amortization of intangible assets	(3.2)	—	(3.2)	(3.1)	—	(3.1)
Restructuring expense (4)	(1.3)	1.3	—	(1.5)	1.5	—
Operating income (loss)	92.4	23.1	115.5	(93.0)	172.4	79.4
Interest expense	(33.9)	—	(33.9)	(31.6)	—	(31.6)
Amortization of deferred financing fees	(1.3)	—	(1.3)	(1.4)	—	(1.4)
Other income (expense) - net (5)	(13.0)	9.3	(3.7)	5.8	0.5	6.3
Income (loss) before income taxes	44.2	32.4	76.6	(120.2)	172.9	52.7
Provision for income taxes (6)	(5.0)	(17.1)	(22.1)	(3.4)	(11.5)	(14.9)
Net income (loss)	$39.2	$15.3	$54.5	$(123.6)	$161.4	$37.8

Diluted weighted average common shares outstanding	35,962,778		35,962,778	35,184,336		35,496,471

Diluted income (loss) per common share	$1.09		$1.52	$(3.51)		$1.06

(1)
The adjustment in 2022 represents $3.0 million of fair value step up of rental fleet assets sold during the period that were expensed within cost of sales and $0.3 million of other one-time costs associated with the businesses acquired in 2021.
(2)
The adjustment in 2023 represents $21.2 million of costs associated with a legal matter with the U.S. EPA and $0.6 million of one-time costs. The adjustment in 2022 represents $4.8 million of income from the previously written off long-term note receivable from the 2014 divestiture of the Company's Chinese joint venture, partially offset by $0.3 million of other one-time costs associated with the businesses acquired in 2021 and $0.2 million of other one-time charges.
(3)
The adjustment in 2022 represents $171.9 million of non-cash asset impairment charges.
(4)
The adjustments in 2023 and 2022 represent the addback of restructuring expense.
(5)
The adjustment in 2023 represents the write-off of $9.3 million of non-cash foreign currency translation adjustments from the curtailment of operations in Russia. The adjustment in 2022 represents a $0.5 million write-off of other debt related charges.
(6)
The adjustment in 2023 represents the net income tax impact of items (2), (4), and (5), the removal of a $13.6 million benefit from the release of a valuation allowance, and the removal of a $3.2 million benefit from the favorable settlement of a tax matter. The adjustment in 2022 represents the net income tax impacts of items (1), (2), (3), (4), and (5), the removal of a $10.9 million income tax benefit related to the release of a U.S. Federal uncertain tax position and $1.1 million income tax benefit from the partial release of a valuation allowance, and the addback of a $1.0 million valuation allowance due to the Company's curtailment of operations in Russia.

Adjusted ROIC

The Company defines Adjusted ROIC as adjusted net operating profit after tax (“Adjusted NOPAT”) for the trailing twelve-months ended divided by the five-quarter average of invested capital. Adjusted NOPAT is calculated for each quarter by taking operating income (loss) plus the addback of amortization of intangible assets and the addback or subtraction of restructuring expenses, certain other non-recurring items – net, and income taxes, which is determined using a 15% tax rate. Invested capital is defined as net total assets less cash and cash equivalents and income tax assets - net plus short-term and long-term debt. Income taxes are defined as income tax payables/receivables, net deferred tax assets/liabilities, and uncertain tax positions.

The Company’s Adjusted ROIC for the year ended December 31, 2023 was 11.2%. Below is the calculation of Adjusted ROIC for the year ended December 31, 2023.

Year Ended December 31, 2023
Operating income	$92.4
Amortization of intangible assets	3.2
Restructuring expense	1.3
Other non-recurring items - net[1]	21.8
Adjusted operating income	118.7
Provision for income taxes	(17.8)
Adjusted NOPAT	$100.9

5-Quarter Average
Total assets	$1,681.3
Total liabilities	(1,112.1)
Net total assets	569.3
Cash and cash equivalents	(44.2)
Short-term borrowings and current portion of long-term debt	12.9
Long-term debt	371.4
Income tax assets - net	(6.2)
Invested capital	$903.1

Adjusted ROIC	11.2%

(1)
Other non-recurring items - net for the year ended December 31, 2023 relate to $21.2 million of costs associated with a legal matter with the U.S. EPA and $0.6 million of one-time costs.

Free Cash Flows

The Company defines free cash flows as net cash provided by operating activities less cash flow from investment in capital expenditures. The reconciliation of net cash provided by operating activities to free cash flows for the three months ended and year ended December 31, 2023 and 2022 are summarized as follows. All dollar amounts are in millions.

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net cash provided by operating activities	$39.8	$80.2	$63.0	$76.9
Capital expenditures	(17.5)	(30.0)	(77.4)	(61.8)
Free cash flows	$22.3	$50.2	$(14.4)	$15.1

EBITDA and Adjusted EBITDA

The Company defines EBITDA as net income (loss) before interest, taxes, depreciation, and amortization. The Company defines adjusted EBITDA as EBITDA plus the addback or subtraction of restructuring, other income, and certain other non-recurring items - net. The reconciliation of net income (loss) to EBITDA, and further to adjusted EBITDA for the three months ended and year ended December 31, 2023 and 2022, are summarized as follows. All dollar amounts are in millions.

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net income (loss)	$(7.9)	$(144.1)	$39.2	$(123.6)
Interest expense and amortization of deferred financing fees	8.7	8.7	35.2	33.0
Provision for income taxes	6.0	4.3	5.0	3.4
Depreciation expense	14.8	14.4	56.6	60.6
Amortization of intangible assets	0.8	0.7	3.2	3.1
EBITDA	22.4	(116.0)	139.2	(23.5)
Restructuring expense	0.3	1.0	1.3	1.5
Asset impairment expense (1)	—	171.9	—	171.9
Other non-recurring items - net (2)	10.8	—	21.8	(1.0)
Other (income) expense - net (3)	3.0	(5.4)	13.0	(5.8)
Adjusted EBITDA	$36.5	$51.5	$175.3	$143.1

Adjusted EBITDA margin percentage	6.1%	8.3%	7.9%	7.0%

(1)
The asset impairment expense in 2022 represents $171.9 million of non-cash goodwill and indefinite-lived intangible asset impairment charges.
(2)
Other non-recurring items - net for the three months ended December 31, 2023 relate to $10.4 million of costs associated with a legal matter with the U.S. EPA and $0.4 million of one-time costs. Other non-recurring items - net for the year ended December 31, 2023 relate to $21.2 million of costs associated with a legal matter with the U.S. EPA and $0.6 million of one-time costs. Other non-recurring items - net for the year ended December 31, 2022 relate to $4.8 million of income from the partial recovery of the previously written off long-term note receivable from the 2014 divestiture of the Company's Chinese joint venture, partially offset by $3.0 million of fair value step up on rental fleet assets sold during the period that was expensed within cost of sales, $0.6 million of other one-time costs associated with the businesses acquired in 2021, and other one-time charges of $0.2 million.
(3)
Other (income) expense - net includes net foreign currency gains (losses), other components of net periodic pension costs, and other items in the three months ended December 31, 2023 and 2022 and the years ended December 31, 2023 and 2022. Other expense – net for the year ended December 31, 2023 includes a $9.3 million write-off of non-cash foreign currency translation adjustments from the curtailment of operations in Russia.

For more information:

Ion Warner

SVP, Marketing and Investor Relations

+1 414-760-4805